UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 3, 2013, Continental Resources, Inc. (the “Company”), entered into Amendment No. 2 (“Amendment No. 2”) to the Seventh Amended and Restated Credit Agreement dated June 30, 2010, among the Company, as borrower, Banner Pipeline Company LLC and CLR Asset Holdings, LLC as guarantors, Union Bank, N.A., as administrative agent and issuing lender, and the other lenders party thereto (as amended prior to Amendment No. 2, the “2010 Credit Agreement” and together with Amendment No. 2 the “Credit Agreement”). Capitalized terms used in this Form 8-K, but not otherwise defined have the meanings assigned to them under the Credit Agreement.

Amendment No. 2 includes, among other things, the following material changes to the 2010 Credit Agreement:

•

Allowing the Company to elect to convert to an Additional Covenant Period (which suspends the need to comply with Borrowing Base requirements during the effectiveness of such period), if either Moody’s or S&P rate the Company’s Index Debt at or above Ba1 (in the case of Moody’s) or BB+ (in the case of S&P);

•

Allowing the Company to elect to release the Collateral consisting of the Oil and Gas Properties if either Moody’s or S&P rate the Company’s Index Debt at or above Baa3 (in the case of Moody’s) or BBB- (in the case of S&P) (collectively, referred to herein as the “Collateral Release Ratings”), but requiring the Company to continue certain reporting requirements and maintain a ratio of (a) the Present Value as of the most recent determination thereof to (b) all Funded Debt of the Company and its Subsidiaries of not less than 1.75 to 1 (referred to herein as the “Present Value Covenant”) during the period that only one of Moody’s or S&P has issued a rating at or above the Collateral Release Ratings;

•

Providing that if at least one of Moody’s or S&P has not rated the Company’s Index Debt at or above the Collateral Release Ratings, the Company must provide an Acceptable Security Interest in the lesser of (i) Oil and Gas Properties of the Company representing 80% of the Present Value of such Oil and Gas Properties as determined by the most recently delivered Engineering Report and (ii) such of the Company’s Proven Reserves and associated Oil and Gas Properties, as determined by the most recently delivered Engineering Report, sufficient to provide a Collateral Coverage Ratio of at least 1.75 to 1; and

•

Providing that if both Moody’s and S&P rate the Company’s Index Debt at or above the Collateral Release Ratings, the Company is not required to comply with certain reporting requirements and the Present Value Covenant and that the Company will again be required to comply with such reporting requirements and the Present Value Covenant at such time as both Moody’s and S&P do not rate the Company’s Index Debt at or above the Collateral Release Ratings.

The foregoing summary is qualified in its entirety by reference to Amendment No. 2, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 dated April 3, 2013 to the Seventh Amended and Restated Credit Agreement dated June 30, 2010, among Continental Resources, Inc., as borrower, Banner Pipeline Company LLC and CLR Asset Holdings, LLC as guarantors, Union Bank, N.A., as administrative agent and issuing lender, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Date: April 5, 2013	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 dated April 3, 2013 to the Seventh Amended and Restated Credit Agreement dated June 30, 2010, among Continental Resources, Inc., as borrower, Banner Pipeline Company LLC and CLR Asset Holdings, LLC as guarantors, Union Bank, N.A., as administrative agent and issuing lender, and the other lenders party thereto.